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                                                                 EXHIBIT 10.7(b)

                             AMENDMENT NO. 2 OF THE
                           BELDEN & BLAKE CORPORATION
                     1999 CHANGE IN CONTROL PROTECTION PLAN
                                FOR KEY EMPLOYEES
                        AMENDED EFFECTIVE AUGUST 1, 2002

         The Belden & Blake Corporation 1999 Change in Control Protection Plan for Key Employees (the "Plan"), originally effective August 1, 1999, is hereby amended, effective as of August 1, 2002, as follows:

         Section 5.1 of Article V of the Plan is amended in its entirety to read as follows:

         Duration. If a Change in Control has not occurred, the Plan shall expire five (5) years from the Effective Date unless extended for an additional period by resolution adopted by the Board in its discretion, at any time during the term of the Plan. If a Change of Control occurs during the term of this Plan, the Plan shall continue in full force and effect and shall not terminate or expire until after all Employees who become entitled to Severance Pay hereunder have received such Severance Pay in full.

         Except as expressly amended above, the provisions of the Plan shall continue in full force and effect.

                                    EXECUTION

         To record the adoption of this Amendment to the Plan, Belden & Blake Corporation has caused its appropriate officers to affix its name and seal hereto as of the 23rd day of October, 2002

ATTEST:                             BELDEN & BLAKE CORPORATION

Duane D. Clark                             By: /s/ John L. Schwager
---------------                                ---------------------------------
Duane D. Clark                             John L. Schwager
Secretary
                                    Title: President and Chief Executive Officer